Exhibit 99.1

Quantum Announces Fiscal 2021 Second Quarter Financial Results

300 Basis Point Improvement in Gross Margin Performance, Drives Narrowing of GAAP Net Loss by $6.1 Million Sequentially to $4.6 Million; Company Generates $8.9 Million in Adjusted EBITDA

SAN JOSE, Calif.—October 28, 2020—Quantum Corporation (NASDAQ: QMCO) today announced financial results for its fiscal second quarter ended September 30, 2020.

Second Quarter Fiscal 2021 Financial Summary
•Revenue was $85.8 million
•Gross margin was 45.1%
•Total operating expenses decreased $4.1 million, or 10%, compared to the year ago quarter
•GAAP net loss of $4.6 million, or $(0.11) per diluted share
•Adjusted net loss of $0.2 million, or $(0.01) per diluted share
•Adjusted EBITDA of $8.9 million

Jamie Lerner, Chairman and CEO, Quantum commented, “Our results in the second fiscal quarter exceeded our forecasted outlook, benefitting from the strength of our Federal government business, and solid sales execution. We are seeing a gradual and steady recovery across most of our vertical markets and key geographies, and simultaneously maintaining discipline with our expenses while increasing our investment in research and development to support the introduction of new software products. The 300 basis point sequential improvement in gross margins during the quarter, bolstered our Adjusted EBITDA to $8.9 million, meaningfully exceeding our guidance. Our pipeline remains strong, and we continue to identify and pursue significant opportunities to help customers manage video and other forms of unstructured data across its lifecycle."

Mr. Lerner continued, “At our analyst and investor day in August, we discussed Quantum’s transformation over the next few years to a more software-defined and recurring revenue driven model that will drive margin enhancement and expansion of our addressable market. On November 10, 2020 we take the first step in this regard, with the launch of next generation data management software to classify, visualize, and orchestrate data, both on premise and in the cloud, along with new ways to automate data movement in the highly anticipated release of StorNext 7. These new solutions will enable our customers to gain visibility into their data, derive new insights, and unlock more business value from this data. All of these new offerings will be available on a subscription basis, driving more predictable revenue streams and improved margins for us in the future while increasing our addressable market in the near-term.”

Second Quarter of Fiscal 2021 vs. Prior-Year Quarter
Revenue was $85.8 million for the second quarter of fiscal 2021, down 19% compared to $105.8 million in the year ago quarter and exceeding Quantum’s guidance. Business with Federal government customers improved, partially offsetting COVID-19-related declines in the Company’s other vertical markets as well as challenges related to fluctuating purchase cycles with hyperscaler customers.

Gross profit in the second quarter of fiscal 2021 was $38.7 million, or 45.1% gross margin, compared to $43.5 million, or 41.1% gross margin, in the year ago quarter. Gross margins improved year over year primarily due to a more favorable mix of enterprise products sold.

Total operating expenses in the second quarter of fiscal 2021 were $35.2 million, or 41.1% of revenue, compared to $39.3 million, or 37.2% of revenue, in the year ago quarter. Selling, general and administrative expenses declined 3% to $23.4 million for the second quarter of fiscal 2021 compared to $24.2 million in the year ago quarter.

Research and development expenses were $10.2 million in the second quarter of fiscal 2021, up 9% compared to $9.4 million in the year ago quarter.

Net loss in the second quarter of fiscal 2021 was $4.6 million, or ($0.11) per basic and diluted share, compared to a Net loss of $2.3 million, or ($0.06) per basic and diluted share, in the year ago quarter.

Excluding stock compensation, restructuring charges and non-recurring charges, Adjusted Net Loss in the second quarter of fiscal 2021 was $0.2 million, or ($0.01) per diluted share, compared to Adjusted Net Income of $5.1 million, or $0.11 per diluted share, in the year ago quarter.

Adjusted EBITDA in the second quarter of fiscal 2021 decreased $3.8 million to $8.9 million, compared to $12.7 million in the year-ago quarter.

For a full reconciliation of our GAAP to non-GAAP financial results and additional cautionary language about the use of non-GAAP financial measures, please see the tables below.

Balance Sheet and Liquidity
•Cash, cash equivalents, and restricted cash of $18.3 million as of September 30, 2020, compared to $12.3 million as of March 31, 2020. Both balances include $5.0 million in restricted cash required under the Company’s Credit Agreements, and $0.8 million of short-term restricted cash.
•Outstanding debt as of September 30,2020 on a gross basis was $195.2 million and on a net basis was $172.4 million after netting $22.8 million in unamortized debt issuance costs. This compares to $167.8 million of outstanding debt as of March 31, 2020 on a gross basis, and on a net basis was $154.1 million after netting $13.7 million in unamortized debt issuance costs.
•Total interest expense was $7.6 million for the three months ended September 30, 2020.

Outlook
For the third fiscal quarter of 2021, the Company expects revenues of $93 million plus or minus $2 million. The Company expects Adjusted Net Loss to be $1 million plus or minus $1 million and related Adjusted Net loss per share of $(0.02) plus or minus $0.02. Adjusted EBITDA is expected to be $8 million plus or minus $1 million.

Conference Call and Audio Webcast
Management will host a live conference call today, October 28, 2020, at 4:30 p.m. ET (1:30 p.m. PT) to discuss these results. The conference call will be accessible by dialing 844-369-8770 (U.S. Toll-Free) or 862-298-0840 (International). The conference call will be simultaneously webcasted on the investor relations section of the Company’s website at http://investors.quantum.com under the events and presentations tab.

A recording of the call will be available one hour after the end of the conference call until Wednesday, November 4, 2020 by dialing 877-481-4010 (U.S. Toll-Free) or 919-882-2331 (International) and providing playback passcode 38181. A replay of the webcast will be available on the Company's website for at least 90 days.

About Quantum
Quantum technology and services help customers capture, create, and share digital content—and preserve and protect it for decades. With solutions built for every stage of the data lifecycle, Quantum's platforms provide the fastest performance for high-resolution video, images, and industrial IoT. That's why the world's leading entertainment companies, sports franchises, researchers, government agencies, enterprises, and cloud providers are making the world happier, safer, and smarter on Quantum. Quantum is listed on Nasdaq (QMCO) and was added to the Russell 2000® Index in 2020. For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Statements
This press release contains “forward-looking” statements. Quantum advises caution in reliance on forward-looking statements. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Quantum Corporation and its consolidated subsidiaries (“Quantum”) may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, Adjusted EBITDA, Adjusted Net Income (Loss), cash flows, or other financial items as well as the anticipated impact of the COVID-19 pandemic on Quantum’s financial results; statements regarding pipeline, any projections of the amount, timing or impact of cost savings or restructuring charges and any resulting cost savings, revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding expected trends in target markets and target customers, any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the need to address the many challenges facing Quantum’s businesses; the competitive pressures faced by Quantum’s businesses; risks associated with executing Quantum’s strategy; the distribution of Quantum’s products and the delivery of Quantum’s services effectively; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of Quantum’s business) and the anticipated benefits of the transformation and restructuring plans; the outcome of any claims and disputes; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in Quantum’s filings with the Securities and Exchange Commission, including its Form 10-K filed with the Securities and Exchange Committee on June 24, 2020. Quantum does not intend to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Public Relations Contact: Bob Wientzen Quantum Corporation 720-201-8125 bob.wientzen@quantum.com	Investor Contact: Rob Fink FNK IR 646-809-4048 rob@fnkir.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	September 30, 2020	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$12,517	$6,440
Restricted cash	792	830
Accounts receivable, net of allowance for doubtful accounts of $1,399 and $1,247 as of September 30, 2020 and March 31, 2020, respectively	62,712	70,370
Manufacturing inventories	35,882	29,196
Service parts inventories	23,211	20,502
Other current assets	8,330	8,489
Total current assets	143,444	135,827
Property and equipment, net	9,655	9,046
Restricted cash	5,000	5,000
Right-of-use assets, net	10,597	12,689
Other long-term assets	4,585	3,433
Total assets	$173,281	$165,995
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$37,834	$36,949
Deferred revenue	73,101	81,492
Long-term debt, current portion	1,388	7,321
Accrued compensation	17,878	14,957
Other accrued liabilities	14,750	17,535
Total current liabilities	144,951	158,254
Deferred revenue	33,249	37,443
Long-term debt, net of current portion	171,010	146,847
Operating lease liabilities	9,114	10,822
Other long-term liabilities	11,197	11,154
Total liabilities	369,521	364,520

Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued as of September 30, 2020 and March 31, 2020, respectively	—	—
Common stock, $0.01 par value; 125,000 shares authorized; 40,740 shares issued and outstanding as of September 30, 2020 and March 31, 2020, respectively	408	399
Additional paid-in capital	522,357	505,762
Accumulated deficit	(718,492)	(703,164)
Accumulated other comprehensive loss	(513)	(1,522)
Total stockholders’ deficit	(196,240)	(198,525)
Total liabilities and stockholders’ deficit	$173,281	$165,995

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Product	$50,850	$68,130	$90,537	$133,926
Service	31,494	32,401	61,880	65,781
Royalty	3,477	5,258	6,709	11,712
Total revenue	85,821	105,789	159,126	211,419
Cost of revenue:
Product	34,998	49,467	65,380	96,666
Service	12,089	12,799	24,160	25,404
Total cost of revenue	47,087	62,266	89,540	122,070
Gross profit	38,734	43,523	69,586	89,349
Operating expenses:
Research and development	10,233	9,350	24,723	17,733
Sales and marketing	13,153	14,824	21,825	30,680
General and administrative	10,263	14,329	20,395	32,905
Restructuring charges	1,585	821	2,637	1,084
Total operating expenses	35,234	39,324	69,580	82,402
Income from operations	3,500	4,199	6	6,947
Other income (expense), net	(312)	76	(697)	165
Interest expense	(7,578)	(6,347)	(14,015)	(12,653)
Net loss before income taxes	(4,390)	(2,072)	(14,706)	(5,541)
Income tax provision	202	243	622	581
Net loss	$(4,592)	$(2,315)	$(15,328)	$(6,122)

Net loss per share - basic and diluted	$(0.11)	$(0.06)	$(0.38)	$(0.17)
Weighted average shares - basic and diluted	40,286	36,297	40,097	36,172

Net loss	$(4,592)	$(2,315)	$(15,328)	$(6,122)
Foreign currency translation adjustments, net	722	(474)	1,009	(390)
Total comprehensive loss	$(3,870)	$(2,789)	$(14,319)	$(6,512)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Six Months Ended September 30,
	2020	2019
Operating activities
Net loss	$(15,328)	$(6,122)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	2,580	2,034
Amortization of debt issuance costs	3,015	2,008
Long-term debt related costs	167	—
Provision for product and service inventories	3,588	3,442
Stock-based compensation	4,549	3,352
Bad debt expense	90	199
Deferred income taxes	(15)	—
Unrealized foreign exchange (gain) loss	1,193	(99)
Changes in assets and liabilities:
Accounts receivable, net	7,568	15,239
Manufacturing inventories	(8,858)	(5,799)
Service parts inventories	(4,333)	(1,180)
Accounts payable	1,601	1,478
Accrued restructuring charges	240	(2,576)
Accrued compensation	2,922	(2,111)
Deferred revenue	(12,584)	(15,582)
Other assets and liabilities	(5,694)	(3,939)
Net cash used in operating activities	(19,299)	(9,656)
Investing activities
Purchases of property and equipment	(1,434)	(1,315)
Net cash used in investing activities	(1,434)	(1,315)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	19,400	—
Repayments of long-term debt	—	(825)
Borrowings of credit facility	140,987	172,119
Repayments of credit facility	(144,058)	(165,143)
Borrowings of payment protection program	10,000	—
Payment of taxes due upon vesting of restricted stock	—	(171)
Proceeds from issuance of common stock	539	—
Net cash provided by financing activities	26,868	5,980
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(96)	72
Net change in cash, cash equivalents and restricted cash	6,039	(4,919)
Cash, cash equivalents, and restricted cash at beginning of period	12,270	16,855
Cash, cash equivalents, and restricted cash at end of period	$18,309	$11,936

NON-U.S. GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented Adjusted EBITDA and Adjusted Net Income (Loss), non-U.S. GAAP financial measures defined below.

Adjusted EBITDA is a non-U.S. GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, long-term debt related costs, costs related to the financial restatement and related activities described in the Explanatory Paragraph and Note 2: – Restatement in our Annual Report on Form 10-K for the year ended March 31, 2019, and other non-recurring expenses.

Adjusted Net Income (Loss) is a non-U.S. GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, long-term debt related costs, costs related to the financial restatement and related activities described in the Explanatory Paragraph and Note 2: – Restatement in the Annual Report on Form 10-K for the year ended March 31, 2019 and other non-recurring (income) expenses. The Company calculates Adjusted Net Income (Loss) per Basic and Diluted share using the Company’s above-referenced definition of Adjusted Net Income (Loss).

The Company considers non-recurring expenses to be expenses that have not been incurred within the prior two years and are not expected to recur within the next two years. Such expenses include certain strategic and financial restructuring expenses.

We have provided below a reconciliation of Adjusted EBITDA and Adjusted Net Income (Loss) to Net Income (Loss), the most directly comparable U.S. GAAP financial measure. We have presented Adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. We believe Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Basic and Diluted Share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that Adjusted EBITDA and Adjusted Net Income (Loss) provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of Adjusted EBITDA and Adjusted Net Income (Loss) have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; or (6) potential future costs related to our financial statement restatement and other related activities;

•Adjusted Net Income (Loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; or (4) potential future costs related to our financial statement restatement and other related activities; and

•Other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Net Income (Loss) or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA and Adjusted Net Income (Loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, Net Income (Loss) (in thousands):

	Three Months Ended		Six Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net loss	$(4,592)	$(2,315)	$(15,328)	$(6,122)
Interest expense, net	7,578	6,347	14,015	12,653
Provision for income taxes	202	243	622	581
Depreciation and amortization expense	1,295	1,013	2,580	2,034
Stock-based compensation expense	2,591	2,365	4,549	3,352
Long-term debt related costs	203	—	1,169	—
Restructuring charges	1,585	821	2,637	1,084
Cost related to financial restatement and related activities	—	4,188	—	12,179
Adjusted EBITDA	$8,862	$12,662	$10,244	$25,761

The following is a reconciliation of Adjusted Net Income (Loss) to the most comparable U.S. GAAP financial measure, Net Loss (in thousands):
	Three Months Ended		Six Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net loss	$(4,592)	$(2,315)	$(15,328)	$(6,122)
Restructuring charges	1,585	821	2,637	1,084
Stock-based compensation	2,591	2,365	4,549	3,352
Long-term debt related costs	203	—	1,169	—
Cost related to financial restatement and related activities	—	4,188	—	12,179
Adjusted net income (loss)	$(213)	$5,059	$(6,973)	$10,493
Adjusted net income (loss) per share:
Basic	$(0.01)	$0.14	$(0.17)	$0.29
Diluted	$(0.01)	$0.11	$(0.17)	$0.24
Weighted average shares outstanding:
Basic	40,286	36,297	40,097	36,172
Diluted	40,286	44,923	40,097	43,032